Exhibit 1.1

EXECUTION VERSION

$90,000,000

AON PLC

4.25% Senior Notes due 2042

PURCHASE AGREEMENT
(the “Agreement”)

March 5, 2013

CREDIT SUISSE SECURITIES (USA) LLC
Citigroup Global Markets Inc.

Morgan Stanley & Co. LLC

As Representatives (the “Representatives”) of the Several Purchasers,

c/o       CREDIT SUISSE SECURITIES (USA) LLC

Eleven Madison Avenue,

New York, N.Y. 10010-3629

Ladies and Gentlemen:

1.              Introductory. Aon plc, a corporation organized under the laws of England and Wales (the “Company”), agrees with the several initial purchasers named in Schedule A hereto (the “Purchasers”) subject to the terms and conditions stated herein, to issue and sell to the several Purchasers $90,000,000 principal amount of its 4.25% Senior Notes due 2042 (the “Notes”), to be issued under an indenture, dated as of December 12, 2012 and as supplemented through the Closing Date (the “Indenture”), among the Company, the Guarantor (as defined below) and The Bank of New York Mellon Trust Company, N.A., as Trustee. The Notes will be unconditionally guaranteed as to the payment of principal and interest by Aon Corporation, a Delaware corporation (the “Guarantor” and such guarantee, the “Guarantee”). The Notes, together with the Guarantee, are referred to in this Agreement as the “Offered Securities.”

The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement dated as of the Closing Date among the Company, the Guarantor and the Purchasers (the “Registration Rights Agreement”), pursuant to which the Company and the Guarantor shall agree to file a registration statement with the Commission (as defined below) registering either the exchange of the Offered Securities for substantially similar securities registered under the Securities Act (as defined below) or, in certain circumstances, the resale of the Offered Securities under the Securities Act pursuant to a “shelf” registration statement.

Each of the Company and the Guarantor hereby agrees with the several Purchasers as follows:

2.              Representations and Warranties of the Company and the Guarantor. Each of the Company and the Guarantor represents and warrants to, and agrees with, the Purchasers that:

a)             The Company has prepared or will prepare a Preliminary Offering Circular and a Final Offering Circular.

For purposes of this Agreement:

“Applicable Time” means 3:15 p.m. (New York City time) on the date of this Agreement.

“Closing Date” has the meaning set forth in Section 3 hereof.

“Commission” means the United States Securities and Exchange Commission.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Final Offering Circular” means the final offering circular relating to the Offered Securities to be offered by the Purchasers that discloses the offering price and other final terms of the Offered Securities and is dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement), including the information incorporated by reference therein, and any amendment or supplement thereto.

“Free Writing Communication” means a written communication (as such term is defined in Rule 405) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities and is made by means other than the Preliminary Offering Circular or the Final Offering Circular.

“General Disclosure Package” means the Preliminary Offering Circular together with any Issuer Free Writing Communication existing at the Applicable Time and the information in which is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B hereto.

“Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Company, used or referred to by the Company or containing a description of the final terms of the Offered Securities or of their offering, in the form retained in the Company’s records.

“Preliminary Offering Circular” means the preliminary offering circular, dated March 5, 2013, relating to the Offered Securities to be offered by the Purchasers, including the information incorporated by reference therein, and any amendment or supplement thereto.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Act” means the United States Securities Act of 1933.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and the NASDAQ Stock Market (“Exchange Rules”).

“Supplemental Marketing Material” means any Issuer Free Writing Communication other than any Issuer Free Writing Communication specified in Schedule B hereto. Supplemental Marketing Materials include, but are not limited to, the electronic Bloomberg roadshow slides and the accompanying audio recording.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Securities Act.

b)             Each of the Company and the Guarantor has been duly incorporated and is existing and in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each of the Company and the Guarantor is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect or any development or event involving a prospective material adverse effect on the condition (financial or otherwise), results of operations, business or properties of the Guarantor, the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

c)              Each subsidiary of the Company designated on Annex A hereto (each, a “Significant Subsidiary”) (i) has been duly incorporated and is existing and in good standing under the laws of the jurisdiction of its incorporation and (ii) has the power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package, except, in the case of clause (ii) above, as would not reasonably be expected to have a Material Adverse Effect; and each Significant Subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock of each Significant Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and except as described in the General Disclosure Package, the capital stock of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and security interests.

d)             Each of the Company and the Guarantor, as applicable, has full corporate power and authority to issue the Offered Securities and to execute, deliver and perform this Agreement, the Indenture, the Offered Securities and the Registration Rights Agreement and all related documents.

e)              Assuming the offering of the Offered Securities is conducted in the manner contemplated by this Agreement (including compliance by the several Purchasers with the representations set forth in Section 4 (a) through (d)), it is not necessary to register the Offered Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939 (the “TIA”), and the Offered Securities will be eligible for resale to Qualified Institutional Buyers under Rule 144A under the Securities Act and outside the United States to persons other than U.S. persons in reliance upon Regulation S under the Securities Act.

f)               As of the date of this Agreement, the Final Offering Circular does not, and as of the Closing Date, the Final Offering Circular will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Applicable Time, neither (i) the General Disclosure Package, nor (ii) any individual Supplemental Marketing Material, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted, or will omit, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements in or omissions from the Preliminary or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material based upon written information furnished to the Company by any Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof. Except as disclosed in the General Disclosure Package, on the date of this Agreement, the Company’s Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports (collectively, the “Exchange Act Reports”) which have been filed by the Company with the Commission or sent to shareholders pursuant to the Exchange Act and incorporated by reference in the Preliminary or Final Offering Circular do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

g)              The issuance and sale by the Company and the Guarantor of the Offered Securities, the issuance of the Exchange Notes (as defined in the Registration Rights Agreement) by the Company and the issuance of the guarantee to be issued in connection with the issuance of the Exchange Notes with respect to the Notes (the “Exchange Guarantee” and together with the Exchange Notes, the “Exchange Securities”) by the Guarantor, and the execution, delivery and performance of this

Agreement, the Indenture, the Offered Securities, the Registration Rights Agreement, the Exchange Securities and all related documents by the Company and the Guarantor comply and will comply in all material respects with all applicable requirements of federal, state, local and foreign law, including, without limitation, any applicable regulations of the Commission and any other federal, state or local or other governmental or regulatory agency, authority or any instrumentality or court or arbitrator (each an “Other Agency” and collectively, the “Other Agencies”), and all applicable judgments, orders or decrees; and no consent, authorization, approval, order, exemption, registration, qualification or other action of, or filing with or notice to, the Commission or any Other Agency is required in connection with the execution, delivery and performance of this Agreement, the Indenture, the Offered Securities, the Registration Rights Agreement and the Exchange Securities and all related documents by the Company or the Guarantor or the issuance of the Offered Securities, except such as have been obtained or made and such as may be required under federal or state securities laws and except such as the Registration Rights Agreement contemplates will be obtained under the Securities Act or the TIA in connection with the Exchange Offer (as defined in the Registration Rights Agreement) or the Shelf Registration Statement (as defined in the Registration Rights Agreement) required to be filed by the Company in accordance with the Registration Rights Agreement.

h)             The issuance and sale by the Company and the Guarantor of the Offered Securities, the issuance of the Exchange Securities, and the execution, delivery and performance of this Agreement, the Indenture, the Offered Securities, the Registration Rights Agreement the Exchange Securities and all related documents by the Company and the Guarantor, do not and will (i) conflict with or result in a violation of any of the provisions of the articles of association, certificate of incorporation or by-laws (or similar organizational documents) of the Company or the Guarantor, (ii) conflict with or violate in any material respect any law, rule, regulation, order, judgment or decree applicable to the Company or the Guarantor or by which any property or asset of the Company, the Guarantor or any of the Company’s subsidiaries is or may be bound or (iii) result in a breach of any of the material terms or provisions of, or constitute a default (with or without due notice and/or lapse of time) under, any loan or credit agreement, indenture, mortgage, note or other agreement or instrument to which the Company, the Guarantor or any of the Company’s subsidiaries is a party or by which any of them or any of their respective properties or assets is or may be bound except, in the case of clauses (ii) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, result in a Material Adverse Effect or adverse effect on the performance by the Company or the Guarantor of their obligations under the Offered Securities.

i)                 Neither the Company nor the Guarantor is in violation of its organizational documents or in default (or with the giving of notice or lapse of time would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument or agreement to which it is a party or by which it or any of its properties may be bound, which violation or default would, individually or in the aggregate, result in a Material Adverse Effect.

j)                The Company, the Guarantor and the Company’s subsidiaries possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them as described in the General Disclosure Package and, to the knowledge of the Company and the Guarantor, have not received any notice of proceedings relating to the revocation or modification of any certificates, authorities or permits, except where the failure to possess such certificates, authorities or permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

k)             No labor dispute with the employees of the Company, the Guarantor or the Company’s subsidiaries exists or, to the knowledge of the Company or the Guarantor, is imminent that could have a Material Adverse Effect.

l)                 Neither the Company nor the Guarantor has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the issuance and sale of the Offered Securities.

m)         No stop order, restraining order or denial of an application for approval has been issued and no investigation, proceeding or litigation has been commenced or, to the best of the Company’s knowledge, after due inquiry, contemplated before the Commission or any Other Agency with respect to the offer, issuance, or delivery of the Offered Securities or the consummation of the other transactions contemplated by this Agreement or the General Disclosure Package.

n)             There are no material weaknesses in the Company’s internal controls over financial reporting (“Internal Controls”). Except as disclosed in the General Disclosure Package, since the date of the latest audited financial statements included in the General Disclosure Package, there has been no change in the Company’s internal control that has materially affected, or is reasonably likely to materially affect, the Company’s Internal Controls. The Company maintains a system of Internal Controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls, that comply with Rule 13a-15 under the Exchange Act and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. General Accepted Accounting Principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

o)             Since the respective dates as of which information is given in the General Disclosure Package, and except as disclosed or contemplated therein, (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Guarantor and the Company’s subsidiaries, taken as a whole, that is material and adverse, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Guarantor, the Company or any of its subsidiaries on any class of its capital stock or, to the knowledge of the Company, on any class of its capital stock other than any such dividend or distribution that is made in the ordinary course of any of the Company’s, the Guarantor’s or any of their respective subsidiaries’ business, and (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company, the Guarantor and the Company’s subsidiaries.

p)             There are no legal or governmental proceedings pending or, to the knowledge of the Company or the Guarantor, threatened to which the Company, the Guarantor or any of the Company’s subsidiaries is a party or to which any of the properties of the Company, the Guarantor or any of the Company’s subsidiaries is subject, other than proceedings fairly summarized in all material respects in the General Disclosure Package and proceedings which are not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect on the Company, the Guarantor and the Company’s subsidiaries or on the power or ability of the Company or the Guarantor to perform its obligations under this Agreement or to consummate the offering contemplated hereby.

q)             This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

r)                The Indenture has been duly authorized, executed and delivered by the Company and the Guarantor and, assuming the due authorization, execution and delivery of the Indenture by the Trustee, is a valid and binding agreement of each of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and complies in all material respects with the TIA; the Offered Securities have been duly authorized by the Company or the Guarantor, as the case may be, and, when the Offered Securities are delivered and paid for pursuant to this Agreement on the Settlement Date, such Offered Securities will have been duly executed, authenticated, issued and delivered (assuming that the Notes have been authenticated in the manner provided for in the Indenture) and will constitute valid and legally binding obligations of the Company or the Guarantor, as the case may be, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

s)               The Registration Rights Agreement will be duly authorized, executed and delivered by the Company and the Guarantor, and when executed and delivered by the other parties thereto will constitute a valid and legally binding obligation of the Company and the Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

t)                The issuance of the Exchange Securities, if and when issued, will be duly authorized by each of the Company and the Guarantor, and the Exchange Securities, when delivered and paid for pursuant to the Exchange Offer (as defined in the Registration Rights Agreement), will be duly executed, issued and delivered by the Company or the Guarantor, as the case may be, and when the Exchange Notes are authenticated by the Trustee in accordance with the provisions of the Indenture, the Exchange Securities will constitute valid and legally binding obligations of the Company and the Guarantor, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

u)             The accountants who have certified the financial statements and supporting schedules included or incorporated by reference in the General Disclosure Package are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act.

v)             The financial statements included in the General Disclosure Package present fairly the financial position of the Company, the Guarantor and the Company’s consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.

w)           The Company and each of its Significant Subsidiaries have filed all U.S. federal and material U.S. state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof; all such returns were true and complete in all material respects; all taxes shown as due and payable on such returns have been timely paid, or withheld and remitted, to the appropriate taxing authority (except as currently being contested in good faith and for which reserves required by U.S. generally accepted accounting principles have been created in the financial statements of the Company); and no material tax deficiency has been determined adversely to the Company or any of its Significant Subsidiaries.

x)             Each of this Agreement, the Indenture, the Offered Securities, and the Registration Rights Agreement conforms in all material respects to the descriptions thereof contained in the General Disclosure Package.

y)             The statements in the General Disclosure Package and the Final Offering Circular under the headings “Description of Notes and Guarantee,” “Certain U.K. Tax Consequences” and “Certain U.S. Federal Income Tax Consequences,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

z)              The choice of laws of the State of New York as the governing law of this Agreement, the Offered Securities, the Indenture (including the Guarantee set forth therein) and the Registration Rights Agreement is a valid choice of law under the laws of England and Wales and will be honored by the courts of England and Wales.

aa)      The Company and the Guarantor have the power to submit, and pursuant to Section 16 of this Agreement have legally, validly, effectively and irrevocably submitted, to the non-exclusive jurisdiction of Federal and state courts in the Borough of Manhattan in the City of New York; and have the power to designate, appoint and empower, and pursuant to Section 16 of this Agreement, have legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement, as applicable, in Federal and state courts in the Borough of Manhattan in the City of New York.

bb)      Neither the Company nor the Guarantor is and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, neither the Company nor the Guarantor will be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

cc)        (i) Except to the extent as could not reasonably be expected to have a Material Adverse Effect or as disclosed in General Disclosure Package, the Company and the Guarantor are in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977 (the “Foreign Corrupt Practices Act”) and any other United States and foreign statute or other law, ordinance, rule or regulation concerning corrupting payments (“Corruption Laws”), (ii) except to the extent as could not reasonably be expected to have a Material Adverse Effect, since January 1, 2009 and except as disclosed in the General Disclosure Package, neither the Company nor the Guarantor, in each case, to its knowledge, has been investigated by any government or any arbitrator, tribunal or court of competent jurisdiction, administrative agency or commission or other governmental or quasi-governmental authority or instrumentality (in each case whether Federal, state, local, foreign, international or multinational) (each, a “Governmental Entity”) with respect to, or been given notice by a Governmental Entity of, any violation by the Company or the Guarantor of the Foreign Corrupt Practices Act or any other Corruption Laws and (iii) the Company, the Guarantor and the Company’s subsidiaries have an operational Foreign Corrupt Practices Act/anticorruption compliance program that includes, at a minimum, policies, procedures and training intended to enhance awareness of and compliance by the Company, the Guarantor or such subsidiary with the Foreign Corrupt Practices Act and other applicable Corruption Laws.

dd)      The operations of the Company, the Guarantor and the Company’s subsidiaries are and have been conducted at all times and in all material respects in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to which the Company and the Guarantor are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency in any such jurisdiction (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Guarantor or any of the Company’s subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or the Guarantor, threatened.

ee)        (i) None of the Company, the Guarantor nor any of the Company’s subsidiaries or, to the knowledge of the Company and the Guarantor, any director, officer, employee or affiliate of the Company, the Guarantor or any of the Company’s subsidiaries is currently (A) a specially designated national or other blocked person (“SDN”) under the regulations administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or (B) organized, located or resident in a country or territory that is the subject of OFAC-administered sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria ((A) and (B) jointly, “Sanctions Targets”) and (ii) the Company will not directly or indirectly use all or part of the proceeds of the offering of the Offered Securities, or lend, contribute or otherwise make available all or part of such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, entity or government currently a Sanctions Target.

ff)          Neither the Company, nor the Guarantor, nor any of their respective affiliates, nor any person acting on its or their behalf (other than the several Purchasers, as to whom, the Company and the Guarantor make no representation) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S (“Regulation S”) under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, the Guarantor, their respective affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Neither the Company nor the Guarantor has entered and neither the Company nor the Guarantor will enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement (including any amendment hereto).

3.              Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 95.470% of the principal amount thereof plus accrued interest from December 12, 2012 to the Closing Date (as hereinafter defined), the respective principal amounts of Offered Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

The Company will deliver against payment of the purchase price the Offered Securities to be offered and sold by the Purchasers in reliance on Regulation S (the “Regulation S Securities”) in the form of one or more permanent global Securities in registered form without interest coupons (the “Regulation S Global Securities”) which will be deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) for the respective accounts of the DTC participants for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) and registered in the name of Cede & Co., as nominee for DTC. The Company will deliver against payment of the purchase price the Offered Securities to be purchased by each Purchaser hereunder and to be offered and sold by each Purchaser in reliance on Rule 144A (the “144A Securities”) in the form of one or more permanent global Securities in registered form without interest coupons (the “Restricted Global Securities” and, together with the Regulation S Global Securities, the “Global Securities”) which will be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Global Securities shall be assigned separate CUSIP numbers. The Global Securities shall include the applicable legend regarding restrictions on transfer set forth under “Transfer Restrictions” in the Final Offering Circular. Until the termination of the distribution compliance period (as defined in Regulation S) with respect to the offering of the Offered Securities, interests in the Regulation S Global Securities may only be held by the DTC participants for Euroclear and Clearstream, Luxembourg. Interests in any permanent Global Securities will be held only in book-entry form through Euroclear, Clearstream, Luxembourg or DTC, as the case may be, except in the limited circumstances described in the Final Offering Circular.

Payment for the Regulation S Securities and the 144A Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at the office of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 at 9:00 A.M. (New York time), on March 8, 2013, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “Closing Date,” against delivery to the Trustee as custodian for DTC of (i) the Regulation S Global Securities representing all of the Regulation S Securities for the respective accounts of the DTC participants for Euroclear and Clearstream, Luxembourg and (ii) the Restricted Global

Securities representing all of the Offered 144A Securities. The Global Securities will be made available for checking at the above office of Davis Polk & Wardwell LLP at least 24 hours prior to the Closing Date.

4.                 Representations by Purchasers; Resale by Purchasers. (a) Each Purchaser severally represents and warrants to the Company and the Guarantor that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(b)  Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A. Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

Terms used in this subsection (b) have the meanings given to them by Regulation S.

(c)  Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company and the Guarantor.

(d)  Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c), including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

(e)  In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each of the Purchasers severally represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Offered Securities to the public in that Relevant Member State other than:

(i)                                     to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(ii)                                  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Representatives for any such offer; or

(iii)                               in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Offered Securities shall require the Company or any Purchaser to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an offer of Offered Securities to the public in relation to any Offered Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

(f)  Each of the Purchasers severally represents and agrees that:

(i)  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Offered Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantors; and

(ii)  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

5.              Certain Agreements of the Company and the Guarantor. The Company and the Guarantor agree with the several Purchasers that:

(a)         Amendments and Supplements to Offering Circulars. The Company and the Guarantor will promptly advise the Representatives of any proposal to amend or supplement the Preliminary or Final Offering Circular and will not effect such amendment or supplementation without the Representatives’ consent, such consent not to be unreasonably withheld. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, (i) there occurs an event or development as a result of which the Final Offering Circular or the General Disclosure Package, as then amended or supplemented, or any Supplemental Marketing Material if republished immediately following such event or development, would include an untrue statement of a material fact or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) if it is necessary at any such time to amend or supplement the Final Offering Circular or the General Disclosure Package or any Supplemental Marketing Material to comply with any applicable law, the Company and the Guarantor promptly will notify the Representatives of such event and promptly will prepare and furnish, at their own expense, to the Purchasers and to any dealers at the request of the Representatives, an amendment or supplement which will correct such statement or omission or effect such compliance. Neither the Representatives’ consent to, nor the Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

(b)         Furnishing of Offering Circulars. The Company and the Guarantor will furnish to the Representatives copies of the Preliminary Offering Circular, each other document comprising a part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements to such documents and each item of Supplemental Marketing Material, in each case as promptly as practicable (which, for the Final Offering Circular, shall be within 2 days of this Agreement) and in such quantities as the Representatives request. At any time when the Company is not subject to Section 13 or 15(d), the Company and the Guarantor will promptly furnish or cause to be furnished to the Representatives (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

(c)          Blue Sky Qualifications. The Company and the Guarantor will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify, (ii) to file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(d)         Reporting Requirements. For so long as the Offered Securities remain outstanding, the Company will furnish to the Representatives and, upon request, to each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), neither it nor the Guarantor shall be required to furnish such reports or statements to the Representatives.

(e)          Legended Securities. Each Global Security will bear the legend contained under “Transfer Restrictions” in the Final Offering Circular for the time period and upon the terms stated therein.

(f)           No Resales by Affiliates. During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144) to, resell any of the Offered Securities that have been reacquired by any of them.

(g)          Payment of Expenses. The Company and Guarantor will pay all expenses incidental to the performance of their obligations under this Agreement, the Indenture and the Registration Rights Agreement, including but not limited to (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange

Securities, the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements thereto, each item of Supplemental Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable, the Exchange Securities; (iii) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (iv) any expenses (including reasonable fees and disbursements of counsel to the Purchasers) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States and Canada as the Representatives designate and the preparation and printing of memoranda relating thereto, (v) any fees charged by investment rating agencies for the rating of the Offered Securities or the Exchange Securities (vi) expenses incurred in distributing the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular (including any amendments and supplements thereto) and any Supplemental Marketing Material to the Purchasers and (vii) costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s and the Guarantor officers and employees and any other expenses of the Company and the Guarantor including the chartering of airplanes. It is understood, however, that, except as provided in this Agreement, the Purchasers will pay all of their costs and expenses, including fees and expenses of counsel to the Purchasers, transfer taxes payable on resale of the Offered Securities by them and any advertising expenses connected with any offers they make.

(h) Use of Proceeds. The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package.

(i) Absence of Manipulation. The Company and the Guarantor will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company or Guarantor to facilitate the sale or resale of the Offered Securities.

(j) Restriction on Sale of Securities. The Company and the Guarantor will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to United States dollar-denominated debt securities issued or guaranteed by the Company or the Guarantor and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives for a period beginning on the date hereof and ending on the Closing Date.

6. Free Writing Communications. (a) Issuer Free Writing Communications. The Company and each Guarantor each represents and agrees that, unless it obtains the prior consent of the Representatives, and each Purchaser represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Communication.

(b) Term Sheets. The Company consents to the use by any Purchaser of a Free Writing Communication that (i) contains only (A) information describing the preliminary terms of the Offered Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and that is included in the Final Offering Circular, including by means of a pricing term sheet in the form of Annex A hereto, or (ii) does not contain any material information about the Company or the Guarantor or their securities that was provided by or on behalf of the Company or the Guarantor, it being understood and agreed that the Company and the Guarantor shall not be responsible to any Purchaser for liability under this Agreement or otherwise arising from any inaccuracy in such Free Writing Communications referred to in clause (i) or (ii)

as compared with the information in the the Final Offering Circular or the General Disclosure Package.

7. Conditions of the Obligations of the Purchasers.  The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties of the Company and the Guarantor herein (as though made on the Closing Date), to the accuracy of the statements of officers of the Company and the Guarantor made pursuant to the provisions hereof, to the performance by the Company and the Guarantor of their obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter.  The Purchasers shall have received letters, dated, respectively, the date hereof with respect to the General Disclosure Package and the Closing Date with respect to the Final Offering Circular, of Ernst & Young LLP, independent certified public accountants for the Company, in form and substance satisfactory to each Purchaser containing statements and information of the type ordinarily included in accountants’ comfort letters with respect to the financial statements and certain financial information contained or incorporated by reference in the General Disclosure Package and the Final Offering Circular.

(b) No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business or properties of the Company, the Guarantor and their respective subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company or the Guarantor by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company or the Guarantor (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company or the Guarantor has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company or the Guarantor on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(c) Opinion of Counsel for Company.  The Purchasers shall have received opinions, dated the Closing Date, of the Chief Counsel-Corporate of the Company and the Guarantor, Freshfields, Bruckhaus Deringer, special U.K. counsel to the Company and the Guarantor and Sidley Austin LLP, special counsel to the Company and the Guarantor, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annexes B-1, B-2 and B-3, respectively.

(d) Opinion of Counsel for Purchasers. The Purchasers shall have received from Davis Polk & Wardwell LLP, counsel for the Purchasers, such opinion or opinions, dated the Closing

Date, with respect to such matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) Officers’ Certificate.  The Purchasers shall have received a certificate, dated such the Closing Date, of an executive officer of the Company and the Guarantor and a principal financial or accounting officer of the Company and the Guarantor in which such officers shall state that: the representations and warranties of the Company and the Guarantor clauses (f), (g), (h), (l), (q), (y), (bb) and (ee) of Section 2 of this Agreement are true and correct in all material respects, the representations and warranties of the Company and the Guarantor in clauses (a), (b), (c), (d), (e), (i), (j), (k), (m), (n), (o), (p), (r), (s), (t), (u), (v), (w), (x), (z), (aa), (cc), (dd) and (ff) of Section 2 of this Agreement are true and correct; the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the dates of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business or properties of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

The Company and the Guarantor will furnish each Purchaser with such conformed copies of such opinions, certificates, letters and documents as each Purchaser reasonably request. Each Purchaser may in its sole discretion waive compliance with any conditions to the obligations of the Purchasers hereunder.

8. Indemnification. (a) Indemnification of Purchasers.  The Company and the Guarantor will indemnify and hold harmless each Purchaser, its officers, employees, agents, partners, members, directors and its affiliates and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each an “Indemnified Party”) against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication (including without limitation, any Supplemental Marketing Material), or arise out of or are based upon the omission or alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto) whether threatened or commenced and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company and the Guarantor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b) Indemnification of Company.  The Purchasers will indemnify and hold harmless each of the Company, the Guarantor, each of their respective directors and each of their respective officers and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Purchaser Indemnified Party”), against any losses, claims, damages or liabilities to which such Purchaser Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary

Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication (including, without limitation, any Supplemental Marketing Material), or arise out of or are based upon the omission or the alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by any Purchasers through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by any Purchaser Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Purchaser Indemnified Party is a party thereto) whether threatened or commenced based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser through the Representatives consists of the following information in the General Disclosure Package and the Final Offering Circular furnished on behalf of the Purchasers: under the caption “Plan of Distribution,” the first and second sentences of the eighth paragraph and the ninth paragraph.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand and the Purchasers on the other hand in connection with the statement or the omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Company, the Guarantor and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9.  Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 10. As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

10.  Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company , the Guarantor or their respective officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company, the Guarantor or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(b), the Company and the Guarantor will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities and the respective obligations of the Company, the Guarantor and the Purchasers pursuant to Section 8 shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall remain in effect.

11.  Notices.  All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD; Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Fax: 212-816, 7912; Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, NY 10036, Attention: Investment Banking Division, Fax: (212) 507-8999; or, if sent to the Company or the Guarantor, will be mailed, delivered or telegraphed and confirmed to it at Aon plc, 8 Devonshire Square, London EC2M 4PL, United Kingdom, Telecopy No.: 20-7972-9862, Attention: Company Secretary; provided, however, that any notice to a Purchaser pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

12.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

13.  Representation of Purchasers.  The Representatives will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Purchasers.

14.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.  Absence of Fiduciary Relationship.  The Company and the Guarantor acknowledge and agree that:

(a) No Other Relationship. The Representatives have been retained solely to act as initial purchasers in connection with the initial purchase, offering and resale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Guarantor and the Representatives has been created in respect of any of the transactions contemplated by this Agreement or the Preliminary Offering Circular or the Final Offering Circular, irrespective of whether the Representatives have advised or are advising the Company or the Guarantor on other matters;

(b) Arm’s-Length Negotiations. The purchase price of the Offered Securities set forth in this Agreement was established by the Company and the Guarantor following discussions and arms-length negotiations with the Representatives and the Company and the Guarantor are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company and the Guarantor have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Guarantor and that the Representatives have no obligation to disclose such interests and transactions to Company or the Guarantor by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company and the Guarantor waive, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company or the Guarantor in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company or the Guarantor.

16 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company and the Guarantor submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Guarantor irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company hereby irrevocably appoints, Aon Corporation with an office at 200 E. Randolph Street, Chicago, Illinois 60601, Attention: General Counsel, as its agent to receive on behalf of the Company service of any legal process which may be served in all such actions and proceedings. Such service may be made by mail or delivery of such process to the Company in care of such agent at the agent’s address set forth above and the Company hereby irrevocably authorizes and directs such agent to accept such service on behalf of the Company.

If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Guarantor and the several Purchasers in accordance with its terms.

Very truly yours,

AON PLC

By:	/s/ Paul Hagy
	Name:	Paul Hagy
	Title:	Vice President & Treasurer

AON CORPORATION

By:	/s/ Paul Hagy
	Name:	Paul Hagy
	Title:	Vice President & Treasurer

[Signature Page - Aon Purchase Agreement]

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Helena Willner
	Name:	Helena Willner
	Title:	Director

Citigroup Global Markets Inc.

By:	/s/ Jack D. McSpadden, Jr.
	Name:	Jack D. McSpadden, Jr.
	Title:	Managing Director

Morgan Stanley & Co. LLC

By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Executive Director

Acting on behalf of themselves and as the Representatives of the several Purchasers

[Signature Page – Aon Purchase Agreement]

EXECUTION VERSION

SCHEDULE A

Principal Amount of
Initial Purchaser	Notes

Credit Suisse Securities (USA) LLC	$45,000,000

Citigroup Global Markets Inc.	22,500,000

Morgan Stanley & Co. LLC	22,500,000

Total	$90,000,000

A-1

EXECUTION VERSION

SCHEDULE B

Issuer Free Writing Communications (included in the General Disclosure Package)

1. Final term sheet, dated March 5, 2013, a copy of which is attached hereto as Exhibit B-1.

B-1

Exhibit B-1

Final Term Sheet

ANNEX A

Significant Subsidiaries:

Aon Corporation

Aon Benfield Global, Inc.

Aon Consulting Worldwide Inc.

Aon Risk Services Companies, Inc.

A-1

ANNEX B-1

Matters to be Addressed in the Opinion of Company In-house Counsel

ANNEX B-2

Matters to be Addressed in the Opinion of Freshfields Bruckhaus Deringer

ANNEX B-3

Matters to be Addressed in the Opinion of Sidley Austin LLP